UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2015

THE KEYW HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34891 (Commission File Number)	27-1594952 (IRS Employer Identification No.)

7740 Milestone Parkway, Suite 400
Hanover, Maryland 21076
(Address of principal executive offices) (Zip Code)

(443) 733-1600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in Item 5.02 below is incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2015 the Board of Directors (the “Board”) of The KEYW Holding Corporation (the “Company”) announced the appointment William J. Weber as President and Chief Executive Officer and as a member of the Board of Directors of the Company, effective October 1, 2015. Also, on August 25, 2015, The KEYW Corporation, a wholly-owned subsidiary of the Company entered into an employment agreement (the “Agreement”) with Mr. Weber. Mr. Weber will replace Mark Willard, the interim President and Chief Executive Officer, of the Company effective October 1, 2015, whereupon Mr. Willard will also cease to serve as a Director of the Company.

Mr. Weber has more than twenty-five (25) years of experience building leading technology and solutions organizations and addressing the changing needs of customers in both the private and public sectors.  In these endeavors, his tenure has been marked by growth and maturity of the organization.  From March 2012 to September 2015, he served as President and Chief Operating Officer of XLA, a private equity-backed federal government services and software company focused in the areas of national security, diplomacy, and nation building.  From October 2009 to March 2012, he served as President of Kaseman, a private equity-backed government-focused professional services firm and, from July 2005 to September 2009, as Senior Vice President at GTSI Corporation, a leading IT provider to the U.S. Government, where he oversaw the creation and development of a professional services business that eventually accounted for a quarter of the company’s revenue and one third of its profit. He has held senior executive positions with McData, CNT Corporation, Inrange Technologies, International Network Services, and AT&T, all focused around solutions creation and growth. Mr. Weber has a Bachelor of Science from Washington University and is a graduate of The Executive Program at the University of Virginia Darden School of Business. He is a former U.S. Army’s Signal Corps officer and an Airborne Ranger.

Under the terms of the Agreement, Mr. Weber will receive the following compensation in connection with his service as the President and Chief Executive Officer of the Company: (i) annual base salary of $450,000.00; (ii) except with respect to calendar year 2015, an annual cash bonus of up to 100% of annual base salary, subject to the achievement of performance targets and other criteria as set forth in the Company’s Annual Incentive Plain, which may be adjusted by the Board from time to time; (iii) a target bonus for calendar year 2015 of $225,000.00 under the Company’s Annual Incentive Plan if Mr. Weber satisfies performance criteria for the period from October 1, 2015 to December 31, 2015, as jointly prepared by the Company and Mr. Weber; and (iv) other benefits including, but not limited to, personal time off, health insurance and officers and directors liability insurance. Additionally, grants of inducement equity awards outside of the Company’s 2013 Amended and Restated 2013 Stock Incentive Plan were awarded to Mr. Weber in the Employment Agreement, in accordance with NASDAQ Listing Rule 5635(c)(4). Such inducement grants, approved by both the Compensation Committee of the Board and the full Board, are issuable upon the commencement of Mr. Weber’s employment, and consist of: (i) 100,000 restricted shares of the Company’s common stock as a sign-on inducement, and (ii) up to an aggregate of 400,000 shares of the Company’s common stock as a long-term incentive inducement that will be granted during the five year period following commencement of Mr. Weber’s employment, in the amounts set forth below, provided the Company’s stock price exceeds the applicable target share prices set forth below for at least 30 consecutive trading days:

Target Price Per Share	Long-Term Incentive Shares
$13.00	50,000
$16.00	50,000
$20.00	100,000
$25.00	100,000
$30.00	100,000

Mr. Weber’s sign-on shares will vest as follows: (i) 50,000 shares on October 1, 2016; (ii) 25,000 shares on October 1, 2018, and (iii) 25,000 shares on October 1, 2019.  The long-term incentive shares will be subject to a two-year holding period following the grant date.  The granting and vesting of the inducement shares will be contingent upon Mr. Weber’s continued employment with KEYW, subject to acceleration upon certain events.

If Mr. Weber’s employment is terminated without cause, for disability or if he terminates his employment for good reason (each as defined in the Agreement), Mr. Weber will be entitled to (i) severance of two times his then current base salary plus the product of his then current base salary multiplied by a fraction, the numerator of which is the number of days that have elapsed between the first day of such calendar year and the termination date and the denominator of which is 365, such payments payable in equal installments over the period of one (1) year provided that he signs and does not revoke a general release of The KEYW Corporation and its affiliates; (iii) certain unpaid and/or pro-rated bonuses and incentive plan payments; and (iv) reimbursement of health and dental insurance premiums for the lesser of the maximum COBRA period or two (2) years following the termination date. The Agreement also provides that if within one (1) year following a change of control (as defined in the Agreement), Mr. Weber’s employment is terminated without cause or if he terminates his employment for good reason, then Mr. Weber will be entitled to receive (i) his then current base salary for a period of two years, payable in equal installments and in accordance with the Company’s normal payroll practices, (ii) certain unpaid and/or pro-rated bonuses and incentive plan payments, and (iii) reimbursement of health and dental insurance premiums for the lesser of the maximum COBRA period or two (2) years following the termination date.  In the event of a change of control, any stock options Mr. Weber holds will remain exercisable for one (1) year following termination (unless such options have been terminated or been cashed out in connection with the change of control) and any outstanding equity awards shall vest immediately upon the change of control. The Agreement also contained non-solicitation and non-competition restrictions that extend for a one (1) year period following termination of Mr. Weber’s employment, as well as customary confidentiality restrictions.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Exhibit Number	Description
10.1	Employment Agreement dated August 25, 2015, between The KEYW Corporation and William J. Weber.
99.1	Press Release, dated Aug 25, 2015, announcing the appointment of William J Weber as President and Chief Executive Officer and as a member of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KEYW HOLDING CORPORATION
(Registrant)

/s/ Philip L. Calamia
DATE: August 31, 2015	Philip L. Calamia
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement dated August 25, 2015, between The KEYW Corporation and William J. Weber.
99.1	Press Release, dated Aug 25, 2015, announcing the appointment of William J Weber as President and Chief Executive Officer and as a member of the Board of Directors.